SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                    Current Report Pursuant to Section 13 or
                       15(d) of The Securities Act of 1934



                Date of Report (Date of earliest event reported):
                        August 20, 1999 (August 20, 1999)



                                  EQUITEX, INC.
             (Exact name of registrant as specified in its charter)


Delaware                            0-12374                           84-0905189
--------------------------------------------------------------------------------
(State or other                   (Commission                   (I.R.S. Employer
jurisdiction                     File Number)               Identification No.)
of incorporation)




                            7315 East Peakview Avenue
                            Englewood, Colorado 80111
                ------------------------------------------------
               (Address of principal executive offices)(Zip Code)


       Registrant's telephone number, including area code: (303) 796-8940





         (Former name or former address, if changed since last report.)


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ITEM 4.  CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT.

     (a) On August 20, 1999, Equitex, Inc. (the "Registrant") dismissed Davis & Co., CPA's, P.C. as its independent certified public accountant. There have been no adverse opinions, disclaimers of opinion or qualifications or modifications as to uncertainty, audit scope or accounting principles regarding the reports of Davis & Co., CPA's, P.C. on the Registrant's financial statements for each of the fiscal years ended December 31, 1998 and 1997, or any subsequent interim period. The Audit Committee of the Registrant's Board of Directors approved the change of accountants and that action was ratified by the Board of Directors of the Registrant. There were no disagreements with Davis & Co., CPA's, P.C. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures leading to their dismissal.

     There were no reportable events, in each case, during either of the Registrant's two most recent fiscal years or any subsequent interim period.

     (b) Simultaneously with the dismissal of its former accountants, the Registrant approved and engaged Gelfond Hochstadt Pangburn, P.C. to act as its independent certified public accountant as successor to Davis & Co., CPA's, P.C. During the Registrant's two most recent fiscal years or subsequent interim periods the Registrant has not consulted Gelfond Hochstadt Pangburn, P.C. regarding the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Registrant's financial statements, or any matter that was the subject of a disagreement or a reportable event.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c)  EXHIBITS

     16.1 Letter from Davis & Co., CPA's, P.C. dated August 20, 1999, addressed to the Securities and Exchange Commission.

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

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       EQUITEX, INC.



Date: August 20, 1999                  By: /s/ Thomas B. Olson
                                           --------------------------
                                           Thomas B. Olson, Secretary


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